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                                                                      EXHIBIT 21


US DOMESTIC OPERATIONS

Ameri-Kart Corp.                                         Kansas
Buckhorn Inc.                                            Ohio
     - Buckhorn Ltd.                                     UK
     - Buckhorn Canada, Inc.                             Ontario, Canada
     - Buckhorn of California, Inc.                      Ohio
     - Buckhorn Rubber Products Inc.                     Missouri
Eastern Tire Equipment & Supplies, Limited               Quebec, Canada
Elrick Industries, Inc.                                  California
The James C. Heintz Company                              Ohio
MICO, Inc.                                               U.S. Virgin Islands
Midland Tire Supply, Inc.                                Indiana
MYEcap Financial Corp.                                   Ohio
Myers International, Inc.                                Ohio
Myers Missouri, Inc.                                     Missouri
     - Allibert-Contico LLC (50%)                        Missouri
             - Allibert Industries Limitee               Quebec, Canada
Myers Systems, Inc.                                      Ohio
Myers Tire Supply (Canada) Limited                       Ontario, Canada
Myers Tire Supply (Chicago), Inc.                        Illinois
Myers Tire Supply (Nevada), Inc.                         Nevada
Myers Tire Supply (New York), Inc.                       New York
Myers Tire Supply (Va.), Inc.                            Virginia
Patch Rubber Company                                     North Carolina
Plastic Parts, Inc.                                      Kentucky

OPERATING DIVISIONS

Akro-Mils (of Myers Industries, Inc.)                    Akron, Ohio
Molded Solutions (of Buckhorn Rubber Products Inc.)      Mebane, NC
Myers Tire Supply (of Myers Industries, Inc.)            Akron, Ohio

EUROPEAN AND FOREIGN OPERATIONS

MYElin International Finance, SA                         France
Myers A.E., SA                                           France
     - ATMP                                              France
     - SCI de la Plaine                                  France
     - Holdiplast                                        France
      - Allibert Equipement, SA                          France
           - Allibert Equipement US Inc.                 Delaware
                  - Allibert-Contico LLC (50%)           Missouri
                      - Allibert Industries Limitee      Quebec, Canada
           - Allibert Contenitori SpA                    Italy
           - Allibert Contentores                        Portugal
           - Sommer Allibert (UK) Ltd.                   UK
                  - Allibert Manutencion S.A.            Spain
           - Allibert Equipement Sprl                    Belgium
           - Allibert Transport und Lagertechnik
                  Verwaltungsgesellschaft mbH            Germany



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     - Allibert Transport und Lagertechnik
                  GmbH & Co Kg                           Germany
     - Allibert Transport und Lagertechnik GmbH          Austria
     - Allibert Anshan Cuves SARL (50.1%)                China

Myers de ElSalvador S.A. De C.V.                         El Salvador
     -  Orientadores Comerciales S.A.                    Guatemala
     -  Myers de Panama S.A.                             Panama

raaco International A/S                                  Denmark
     - raaco Denmark A/S                                 Denmark
     - Moderne Dansk Lagerindretning                     Denmark
     - raaco Germany                                     Germany
     - raaco Austria                                     Austria
     - raaco France                                      France
     - raaco Suisse                                      Switzerland
     - raaco Great Britain                               UK
     - raaco Sweden                                      Sweden
     - raaco Benelux B.V.                                Netherlands